                  EXHIBIT 23.2 CONSENT OF KPMG PEAT MARWICK LLP

                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of BostonFed Bancorp, Inc. (The "Company") of our report, dated January 30, 1997, related to the consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ending December 31, 1996, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. Our report refers to a change in the method of accounting for mortgage servicing rights.



                                                   /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
August 25, 1997